EXHIBIT 99.2 Q1 2020 Earnings Presentation May 7, 2020 Mike Petters President and Chief Executive Officer Chris Kastner Executive Vice President and Chief Financial Officer

Forward-Looking Statements Statements in this presentation, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This presentation also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. 2 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

COVID-19 Response Update . Employee Health and Safety is Paramount o Implemented liberal leave policies that provide employees flexibility and job security . Attendance levels across the business have been impacted o Implemented processes aligned with CDC guidelines regarding the necessary quarantine period for any exposed individual and the process to return to work o Adjusting policies, procedures and workspaces to support social distancing, including rebalancing of shifts to reduce concurrent headcount and the utilization of face masks o Significantly increased workplace sanitation and deep cleaning o Suspended all non-essential work travel o Offering telecommute and work from home options where feasible . Actively supporting customers, suppliers and communities o Accelerating payments to critical supply chain partners o Continuing to make progress and achieve critical program milestones . Strong pre-COVID balance sheet bolstered by recent financing transactions 3 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

HII Q1 2020 Highlights

- Revenues were ~$2.3 billion in the quarter
- Diluted EPS was $4.23 in the quarter
- Total backlog at the end of the quarter was $45.2 billion

- Ingalls Shipbuilding
  - Delivered amphibious assault ship Tripoli (LHA 7)
  - Launched amphibious transport dock Fort Lauderdale (LPD 28)
  - Launched guided missile destroyer Lenah H. Sutcliffe Higbee (DDG 123)
  - Completed acceptance trials for guided missile destroyer Delbert D. Black (DDG 119)
  - Completed sea trials and planned production work for guided missile destroyer USS Fitzgerald (DDG 62)

- Newport News Shipbuilding
  - Achieved 72% completion of John F. Kennedy (CVN 79)
  - Achieved 74% completion on the RCOH of USS George Washington (CVN 73)

- Technical Solutions
  - Completed the acquisition of Hydroid Inc., significantly expanding capabilities in the important and rapidly growing autonomous and unmanned maritime systems market
  - Awarded a contract to support manned and unmanned airborne intelligence, surveillance and reconnaissance (ISR) in support of U.S. Air Force requirements in the European and African theaters of operation

Backlog
($B)


$50
$40
$30
$20
$10
$0
$40.6
$45.2
Q1 2019
Q1 2020

Shipbuilding Revenue[1]
($M)


+5.7%
$2,000
$1,500
$1,000
$1,863
$1,970
Q1 2019
Q1 2020

~$45 billion in backlog provides unprecedented stability and visibility

[1]Non-GAAP measure. See appendix for definition and reconciliation.

4 HUNTINGTON INGALLS INDUSTRIES
HARD STUFF DONE RIGHT

HII Q1 2020 Consolidated Results Consolidated Revenues Operating Income ($M) ($M) $2,500 $2,263 $250 $2,080 $215 $2,000 $200 $161 $1,500 $150 $1,000 $100 $500 $50 $0 $0 Q1 2019 Q1 2020 Q1 2019 Q1 2020 Operating Margin 14.0% . Revenues up 8.8% YoY due to higher volume at 12.0% Newport News and Ingalls, as well as growth at 9.5% 10.0% Technical Solutions 7.7% 8.0% . Operating income and margin improved YoY due to a 6.0% more favorable operating FAS/CAS adjustment and 4.0% higher risk retirement at both Newport News and 2.0% Ingalls 0.0% Q1 2019 Q1 2020 5 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

Capital Deployment Cash Flow Generation Shareholder Distributions ($M) ($M) $100 $74 $80 $68 $66 $140 $126 $60 $120 $40 $100 $20 $11 $2 $80 $72 $84 $0 $60 -$20 $36 -$40 $40 -$60 $20 $36 $42 -$80 ($63) $0 Q1 2019 Q1 2020 Q1 2019 Q1 2020 Cash from Operations CAPEX Free Cash Flow 1 Dividends Share Repurchases (at cost) . Capital expenditures, net of related grant proceeds, totaled $66 million in Q1 2020 and were 2.9% of Q1 revenues . Cash contributions to pension and postretirement benefit plans were $30 million in Q1 2020 o $20 million were discretionary contributions to our qualified pension plans . Distributed $126 million to shareholders in Q1 2020 o Repurchased 391 thousand shares at a cost of $84 million o Paid dividends of $42 million . Stopped share repurchases on March 11th, will evaluate restarting as we move through this period of uncertainty . Returned 107% of free cash flow1 generated back to shareholders from 2016 through Q1 2020 1Non-GAAP measure. See appendix for definition and reconciliation. 6 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

Financial Outlook and Liquidity

Liquidity

- Strong pre-COVID balance sheet bolstered by recent financing transactions
  - $1B in proceeds from new senior notes offering, $500M new revolving credit facility

COVID-19 Impacts

- We have and will continue to incur additional costs related to our COVID-19 response
- Lower staffing levels will likely impact program schedules and efficiency, and increase ship estimates to complete, the materiality of which we are not currently able to predict
- We are confident that costs incurred for COVID-19 response are allowable costs under our contracts
- We continue to evaluate these impacts to programs against our contractual terms, and current and pending legislation, for the potential to obtain equitable adjustments to target cost, target price and program schedules

Long-term Expectations

- No change to the long-term financial expectations we communicated in February, including free cash flow[1] generation of ~$3B from FY20 through FY24

2020 Outlook[2]

	Initial Outlook (Feb. 2020)	Revised Outlook (May 7, 2020)
Shipbuilding Revenue[1]	3% to 5% Growth YoY	Lower end of 3% to 5% range
Shipbuilding Operating Margin[1]	9%	Unchanged
Technical Solutions Revenue[3]	~$1B	Unchanged
Technical Solutions EBITDA Margin[1,3]	7-9%	Unchanged
Non-Current State Income Tax Expense	NM	$4M
Interest Expense[4]	$72M	$104M
Depreciation & Amortization	~$240M	~$250M
Capital Expenditures	4-5% of Sales	Unchanged

[1] Non-GAAP measure. See appendix for definition.

[2] The financial outlook, expectations and other forward looking statements provided by the company for 2020 and beyond, reflect the company's judgment based on the information available at the time of this release.COVID-19 did not materially impact our first quarter 2020 financial position, results of operations or cash flows, but the impact on our fiscal year 2020 financial results and beyond is uncertain. We believe that the most significant elements of uncertainty are the intensity and duration of the impact on our employees' ability to work effectively, disruption in our supply chain, disruption of the U.S. Government's and our other customers' abilities to perform their obligations, and impact on pension assets and other investment performance. We have incurred and expect to continue incurring costs related to our COVID-19 response, including paid leave, quarantining employees and recurring facility cleaning. While our shipyards and other facilities remain open and productive, we have experienced a decrease in workforce attendance. Continued lower staffing levels and lower employee productivity could impact our ability to achieve anticipated milestones and affect our 2020 financial results. Our employees, suppliers, customers, and communities are facing significant challenges, and we cannot predict how the COVID-19 environment will evolve or the impact it will have. For further information on the potential impact of COVID-19 to the company, see "Risk Factors" in our 10-Q filing.

[3] Excludes UniversalPegasus International and San Diego Shipyard results.

[4] Includes a $15M call premium for 5.0% senior notes due 2025, with first call date in November 2020.

7 HUNTINGTON INGALLS INDUSTRIES

Appendix HUNTINGTON INGALLS INDUSTRIES PROPRIETARY

Non-GAAP Measures Definitions We make reference to “segment operating income,” “shipbuilding revenue,” “shipbuilding operating margin,” “EBITDA margin,” and “free cash flow.” We internally manage our operations by reference to segment operating income, which is not a recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income in addition to, and not as alternatives for, operating income or any other performance measure presented in accordance with GAAP. It is a measure that we use to evaluate our core operating performance. We believe that segment operating income reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe this measure is used by investors and is a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income may not be comparable to similarly titled measures of other companies. Shipbuilding revenue, shipbuilding operating margin and EBITDA margin are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. They may not be comparable to similarly titled measures of other companies. Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies. 9 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

Non-GAAP Measures Definitions Cont’d Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non- current state income taxes. Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment. Shipbuilding operating margin is defined as the combined segment operating margin of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment. EBITDA margin is defined as earnings before interest expense, income taxes, depreciation, and amortization as a percentage of revenues. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds. Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS). 10 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

Non-GAAP Reconciliations – Segment Operating Income Three Months Ended March 31 ($ in millions) 2020 2019 Ingalls revenues 629 584 Newport News revenues 1,341 1,279 Technical Solutions revenues 317 240 Intersegment eliminations (24) (23) Sales and Service Revenues 2,263 2,080 Operating Income 215 161 Operating FAS/CAS Adjustment (63) (34) Non-current state income taxes 4 2 Segment Operating Income 156 129 11 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

Non-GAAP Reconciliations – Shipbuilding Revenues & Operating Margin Three Months Ended March 31 ($ in millions) 2020 2019 Sales and service revenues 2,263 2,080 Technical Solutions (317) (240) Intersegment eliminations 24 23 Shipbuilding Revenues 1,970 1,863 Operating Income 215 161 Operating FAS/CAS Adjustment (63) (34) Non-current state income taxes 4 2 Segment Operating Income 156 129 Technical Solutions 7 (2) Shipbuilding Operating Income 163 127 As a percentage of Shipbuilding revenues 8.3% 6.8% 12 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

Non-GAAP Reconciliations – Free Cash Flow Three Months Ended March 31 ($ in millions) 2020 2019 Net cash provided by (used in) operating activities 68 11 Less capital expenditures: Capital expenditure additions (71) (110) Grant proceeds for capital expenditures 5 36 Free cash flow 2 (63) 13 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT

14 HUNTINGTON INGALLS INDUSTRIES HARD STUFF DONE RIGHT